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                                                                      EXHIBIT 99


PRESS RELEASE

Cotelligent, Inc.             FOR IMMEDIATE RELEASE
101 California Street         Editorial Contact:
Suite 2050                    Jessica Flynn, corporate communications mgr.
San Francisco, CA 94111       Company Contact:
Telephone: 415-439-6400       Jim Lavelle, chairman and chief executive
                              Cotelligent #01-08


                COTELLIGENT COMPLETES STRUCTURAL REORGANIZATION

  Dan Jackson Promoted to President and Chief Operating Officer; Jeff Van Horn
   Appointed Executive Vice President, Chief Financial Officer and Treasurer

San Francisco - July 10, 2000 - Cotelligent (NYSE: CGZ), a leading IT Solutions and eBusiness firm, today announced the completion of its reorganization to a fully integrated, centralized structure. Under its new management model, the Company expects to enhance and improve its ability to manage its resources and respond to the needs of its clients both here and abroad. The new structure will also help management to focus on Cotelligent's core competencies and build its global information technology consulting presence in eBusiness and the wireless Internet.

"In completing the implementation of the Company's new management model, Cotelligent will be in a position to take greater advantage of its ability to leverage and manage its resources than ever before," stated Jim Lavelle, Cotelligent's chairman and chief executive officer. "As opposed to our former acquisition-oriented growth strategy, Cotelligent's strategy moving forward will emphasize organic growth supplemented by highly selective investments and partnerships in technologies that complement our eBusiness and mBusiness consulting practices. Our new management model greatly facilitates our ability to achieve our growth objectives."

As part of Cotelligent's reorganization, the Company announced the promotion of Daniel E. Jackson to the position of president and chief operating officer. Most recently, Mr. Jackson served as executive vice president, chief financial officer and treasurer. "Since the beginning of our Company, Dan Jackson has been a major contributor to Cotelligent's growth and reputation as a leading IT consulting firm," said Lavelle. "Dan has been a key player in formulating our new direction and I am confident that his management approach and leadership will help our Company to successfully execute our global growth initiatives."

Dan Jackson is currently a director of the Company, a post that he has served since September 1999. Over the course of his tenure with Cotelligent, Jackson has been an extremely versatile figure, exhibiting his talents in a variety of roles. Since June 1999, he has acted as chief financial officer and treasurer, having served the former role additionally from November 1996 until January 1998.
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Prior to June 1999, Jackson acted in consecutive positions as executive vice president of corporate development and general counsel, senior vice president of corporate development and general counsel, and secretary.

Cotelligent also announced that Jeff Van Horn, former CFO and senior vice president of AvalonBay Communities, Inc., a publicly held equity real estate investment trust (REIT), has been appointed as executive vice president, chief financial officer and treasurer for Cotelligent. Mr. Van Horn brings over 17 years of experience in finance and accounting to his role at Cotelligent. At AvalonBay, he was responsible for capital market strategies, capital allocation methodology, strategic market research, new business opportunities and risk management strategies, not to mention all aspects of the finance, accounting and treasury functions, information systems and investor relations. Under his leadership, the lucrative $3.7 billion merger of Bay Apartment Communities, Inc. and Avalon Properties took place. Prior to AvalonBay, Van Horn was a tax partner at Arthur Andersen LLP, where he provided tax and related advisory services to corporate, partnership and individual clients.

"Jeff Van Horn is an experienced financial strategist and business executive with a diversity of skills that greatly complements Cotelligent's management team. His prior experience and outstanding profile as chief financial officer and treasurer in the public arena, combined with his success in directing all facets of financial management during times of rapid growth, are an excellent fit for the Company," said Jim Lavelle. "We are pleased Jeff has decided to join Cotelligent and we look forward to engaging his leadership. "

About Cotelligent
Cotelligent is a global information technology (IT) consulting firm focusing on eBusiness and mBusiness. Cotelligent provides end-to-end electronic applications consulting, and assists companies to receive information anywhere, anytime and in the most efficient format. Areas of specialization include Web design and development, systems integration and implementation, strategic consulting and assessments, custom application development, education services and business intelligence, and delivery of next generation wireless technology to clients. Cotelligent's stock is traded on the New York Stock Exchange under the symbol CGZ. More detailed information is available on the company's Web site at www.cotelligent.com.
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